================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS
                                                               PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                   BALLY LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1998

To Our Stockholders:

     The Annual Meeting of Stockholders of Bally Total Fitness Holding Corporation (the "Company") will be held at 9:00 a.m. (local time) on June 11, 1998 at the Company's fitness center located at 25 Broadway (intersection of Broadway and Greenwich Street), New York, New York 10004 (the "Annual Meeting") to consider and act upon the following matters which are more fully described in the accompanying Proxy Statement:

          1. The election of two Class II directors for three-year terms expiring in 2001; and

          2. Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record as of the close of business on April 24, 1998 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The transfer books will not be closed.

     The Board of Directors of the Company desires to have the maximum stockholder representation at the Annual Meeting and respectfully requests that you execute, date and return promptly the enclosed proxy card in the postage-paid envelope provided. In order to attend the Annual Meeting, you must bring the enclosed entrance pass with you. No one will be admitted without the entrance pass.

                                          By Order of the Board of Directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
May 12, 1998

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT!

             PLEASE EXECUTE, DATE AND RETURN PROMPTLY THE ENCLOSED
               PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

--------------------------------------------------------------------------------

                                   BALLY LOGO

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 11, 1998

To Our Stockholders:

     This Proxy Statement is furnished to stockholders of Bally Total Fitness Holding Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. (local time) on June 11, 1998 at the Company's fitness center located at 25 Broadway (intersection of Broadway and Greenwich Street), New York, New York 10004 (the "Annual Meeting") or at any postponement or adjournment thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement and the enclosed proxy card are first being sent to stockholders is May 12, 1998.

     The proxy is solicited on behalf of the Board of Directors of the Company. Any stockholder giving a proxy has the right to revoke it at any time prior to its exercise at the Annual Meeting, either by delivering notice in writing to the Secretary of the Company or by appearing and voting in person at the Annual Meeting. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted:

          1. For the election of the two Class II director nominees for three-year terms expiring in 2001; and

          2. In the discretion of the proxy holder with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof.

     At the Annual Meeting, the results of stockholder voting will be tabulated by LaSalle National Bank, the independent inspector of elections appointed by the Company for the Annual Meeting.

                               VOTING SECURITIES

     Stockholders of record as of the close of business on April 24, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date, there were 20,602,096 shares of the Company's common stock, par value $.01 per share (the "Common Stock") outstanding. Each share of Common Stock is entitled to one vote on all matters to properly come before the Annual Meeting. Shares of Common Stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy. The presence, in person or by proxy, of a majority of stockholders is necessary to constitute a quorum at the Annual Meeting. The affirmative vote of holders of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required to elect the two nominees for director.

                  ELECTION OF DIRECTORS AND SECURITY OWNERSHIP

     At the Annual Meeting, two Class II directors are to be elected to serve for three-year terms expiring in 2001 or until their successors have been duly elected and qualified. Set forth below are the names of, and certain information with respect to, the persons nominated by the Board of Directors for election as Class II directors. It is intended that all duly executed proxies in the accompanying form will be voted for the election of such nominees (or such substitute nominees as provided below), unless such authorization has been withheld.

     Authority granted to the persons named in the proxy to vote for nominees is limited to the two nominees proposed by the Board of Directors and named below, and proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors is not aware that any of the nominees will be unavailable for service at the date of the Annual Meeting. If, for any reason, any of the nominees shall become unavailable for election, an event which is not presently anticipated, discretionary authority may be exercised by the persons named in the proxy to vote for substitute nominees proposed by the Board of Directors.

     Information with respect to the nominees for election as director and the continuing directors, as well as information regarding security ownership of named executive officers and certain other beneficial owners, furnished in part by each such person or company, is as follows:

NOMINEES

                                    CLASS II
                             TERM EXPIRING IN 2001

                                                                        NUMBER OF SHARES OF
                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED AS    PERCENT
          NAME, AGE, PRINCIPAL OCCUPATION            HAS SERVED AS       OF APRIL 30, 1998      OF CLASS
            AND ADDITIONAL INFORMATION               DIRECTOR SINCE           (1)(2)             (1)(2)
---------------------------------------------------  --------------    ---------------------    --------
Lee S. Hillman, 42                                        1992                 985,201             4.6%
  President and Chief Executive Officer of the
  Company. Mr. Hillman is also a director of
  Continucare Corporation (a manager of outpatient
  rehabilitation programs) and Holmes Place, Plc.
  (an operator of fitness centers in the United
  Kingdom).

James F. Mc Anally, M.D., 48                              1995                   5,334               *
  Private practitioner who specializes in
  hypertension and kidney disease. Dr. Mc Anally is
  also the Medical Director of Nephrology Services
  at Elizabeth General Medical Center in Elizabeth,
  New Jersey and the Chief of Nephrology at St.
  Elizabeth's Hospital in Elizabeth, New Jersey.

CONTINUING DIRECTORS
                                   CLASS III
                             TERM EXPIRING IN 1999

                                                                        NUMBER OF SHARES OF
                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED AS    PERCENT
          NAME, AGE, PRINCIPAL OCCUPATION            HAS SERVED AS       OF APRIL 30, 1998      OF CLASS
            AND ADDITIONAL INFORMATION               DIRECTOR SINCE           (1)(2)             (1)(2)
---------------------------------------------------  --------------    ---------------------    --------
Arthur M. Goldberg, 56                                    1990               2,591,179            11.2%
  Chairman of the Board of Directors of the
  Company. Mr. Goldberg also serves as Executive
  Vice President, President -- Gaming Operations
  and a director of Hilton Hotels Corporation (an
  operator of full-service hotels and
  hotel-casinos), and Chairman of the Board of
  Directors, President and Chief Executive Officer
  of Di Giorgio Corporation (a food distributor).
  Mr. Goldberg is also a director of First Union
  Corporation (a financial services company) and
  Managing Partner of Arveron Investments L.P. (an
  investment partnership).

J. Kenneth Looloian, 75                                   1995                   5,834               *
  Executive Vice President of Di Giorgio
  Corporation. Mr. Looloian is also a director of
  Continucare Corporation.

                                    CLASS I
                             TERM EXPIRING IN 2000

                                                                        NUMBER OF SHARES OF
                                                                           COMMON STOCK
                                                                       BENEFICIALLY OWNED AS    PERCENT
          NAME, AGE, PRINCIPAL OCCUPATION            HAS SERVED AS       OF APRIL 30, 1998      OF CLASS
            AND ADDITIONAL INFORMATION               DIRECTOR SINCE           (1)(2)             (1)(2)
---------------------------------------------------  --------------    ---------------------    --------
Aubrey C. Lewis, 63                                       1995                   4,129               *
  Vice President of Woolworth Corporation (a global
  retailer). Mr. Lewis is also a director of the
  United States Naval Academy Foundation, the
  University of Notre Dame, the Port Authority of
  New York and New Jersey, the New Jersey State
  Chamber of Commerce and the Y.M.C.A. of Chinatown
  in New York City.

Liza M. Walsh, 39                                         1995                   4,334               *
  Partner at the law firm of Connell, Foley &
  Geiser, concentrating in commercial litigation.
  Ms. Walsh is also an Arbitrator for the United
  States District Court for the District of New
  Jersey.

NAMED EXECUTIVE OFFICERS AND CERTAIN OTHER BENEFICIAL OWNERS

                                                               NUMBER OF SHARES OF
                                                                  COMMON STOCK
                                                              BENEFICIALLY OWNED AS    PERCENT
                                                                OF APRIL 30, 1998      OF CLASS
                            NAME                                     (1)(2)             (1)(2)
------------------------------------------------------------  ---------------------    --------
John W. Dwyer                                                          93,254               *
  Executive Vice President, Chief Financial Officer and
  Treasurer
Cary A. Gaan                                                           83,604               *
  Senior Vice President, Secretary and General Counsel
Harold Morgan                                                          87,755               *
  Senior Vice President, Human Resources
John H. Wildman                                                       107,500               *
  Senior Vice President, Sales and Marketing
All directors and executive officers as a                           3,985,874            16.6%
  group (12 persons)
FMR Corporation(3)                                                  1,450,900             7.0%
  82 Devonshire Street
  Boston, Massachusetts 02109
Janus Capital Corporation(3)                                        1,334,935             6.4%
  100 Fillmore Street
  Denver, Colorado 80206
Kingdon Capital Management Corporation(3)                           1,082,200             5.2%
  152 West 57th Street
  New York, New York 10019

---------------

 * Less than 1%

(1) Includes, in certain instances, shares of Common Stock held in the name of the director's or executive officer's spouse, minor children, or relatives sharing the director's or executive officer's home and, in the case of Mr. Goldberg, shares held by Nugget Partners, L.P., a New Jersey limited partnership, whose sole general partner is Mr. Goldberg, the reporting of which is required by applicable rules of the Securities and Exchange Commission (the "Commission"), but as to which shares of Common Stock the director or executive officer may have disclaimed beneficial ownership.

(2) Includes the following numbers of shares of Common Stock that the following persons have or had, within 60 days after April 30, 1998, the right to acquire upon the exercise of warrants and stock options: Mr. Hillman, 785,701; Dr. Mc Anally, 3,334; Mr. Goldberg, 2,207,104; Mr. Looloian, 3,334;
    Mr. Lewis, 3,334; Ms. Walsh, 3,334; Mr. Dwyer, 23,334; Mr. Gaan, 23,334; Mr.
    Morgan, 23,334; Mr. Wildman, 30,000; and all directors and executive officers, including the foregoing, as a group, 3,116,143.

(3) Represents a beneficial owner of more than 5% of the Common Stock based upon such owner's reported ownership of Common Stock in filings made with the Commission pursuant to Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended. Information with respect to each beneficial owner is generally as of the date of the most recent filing by the beneficial owner with the Commission.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held five meetings during 1997. Each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which the director served during 1997.

     The Board of Directors has established an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The general functions of such committees, the identity of each committee member and the number of committee meetings held by each committee during 1997 are set forth below.

EXECUTIVE COMMITTEE

     The current members of the Executive Committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Looloian. The Executive Committee is granted all the powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company when necessary between meetings of the Board of Directors. The Executive Committee did not hold any meetings during 1997.

AUDIT COMMITTEE

     The current members of the Audit Committee are Mr. Looloian (Chairman), Mr. Lewis and Dr. Mc Anally. The general functions of the Audit Committee include
(i) selecting the independent auditors (or recommending such action to the Board of Directors), (ii) evaluating the performance of the independent auditors and their fees for services, (iii) reviewing the scope of the annual audit with the independent auditors and the results of the audit with management and the independent auditors, (iv) consulting with management, the internal auditors and the independent auditors as to the systems of internal accounting controls, and
(v) reviewing the nonaudit services performed by the independent auditors and considering the effect, if any, on their independence. The Audit Committee held four meetings during 1997.

COMPENSATION COMMITTEE

     The current members of the Compensation Committee are Ms. Walsh (Chairman), Mr. Lewis and Dr. Mc Anally. The Compensation Committee is authorized and directed to (i) review and approve the compensation and benefits of the Company's executive officers, (ii) review and approve the annual salary plans,
(iii) review management organization and development, (iv) review and advise management regarding the benefits, including bonuses, and other terms and conditions of employment of other employees, (v) administer the Company's 1997 Bonus Plan, the Company's 1996 Long-Term Incentive Plan, the Company's 1996 Non-Employee Directors' Stock Option Plan and any other plans that may be established, and (vi) review and recommend for the approval of the Board of Directors the compensation of directors. The Compensation Committee held three meetings during 1997.

NOMINATING COMMITTEE

     The current members of the Nominating Committee are Mr. Goldberg (Chairman), Mr. Hillman and Mr. Lewis. The general functions of the Nominating Committee include recommending to the Board of Directors nominees for election as directors, consideration of the performance of incumbent directors in determining whether to nominate them for reelection and making recommendations with respect to the organization and size of the Board of Directors and its committees. The Nominating Committee did not hold any meetings during 1997.

     The Nominating Committee will consider nominees recommended by stockholders. Such a recommendation will be considered if submitted in writing addressed to the Company care of "Chairman, Nominating Committee," accompanied by a description of the proposed nominee's qualifications and other relevant biographical information, and a written indication of the consent of the proposed nominee. Candidates for nomination as director are considered on the basis of their broad business, financial and public service experience, and should not represent any particular constituency, but rather the stockholders generally. The nominees should be highly regarded for capability and integrity within their fields or professions. In addition, the activities or associations of the nominees should not constitute conflicts of interest or legal impediments that might preclude service as a director. Moreover, nominees must be able, and must have expressed a willingness, to devote the time required to serve effectively as a director and as a member of one or more committees of the Board of Directors.

COMPENSATION OF DIRECTORS

     Members of the Board of Directors who are also employees of the Company do not receive any additional compensation for service on the Board of Directors or any committees of the Board of Directors. Members of the Board of Directors who are not employees of the Company presently receive an annual retainer of $27,500 plus a $1,000 stipend for each Board of Directors meeting attended. Non-employee directors presently receive additional stipends for service on committees of the Board of Directors of $500 per year for committee members and $1,000 per year for committee chairmen. Also, pursuant to the Company's 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each non-employee director of the Company is granted an option to purchase 5,000 shares of Common Stock upon the commencement of service on the Board of Directors, with another option to purchase 5,000 shares of Common Stock granted on the second anniversary thereof. Options under the Directors' Plan are generally granted with an exercise price equal to the fair market value of the Common Stock at the date of grant. Option grants under the Directors' Plan become exercisable in three equal annual installments commencing one year from the date of grant and have a 10-year term. Under the Directors' Plan, each of the non-employee directors of the Company was granted options to purchase 5,000 shares of Common Stock in both January 1996 and January 1998.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth, for each of the years indicated, the compensation paid by the Company to its Chief Executive Officer during 1997, and the four other most highly compensated executive officers of the Company as of December 31, 1997 (collectively, the "Named Executive Officers"). During these years, the Named Executive Officers were compensated in accordance with the plans and policies of the Company. All references to securities in the following table relate to awards of options to purchase Common Stock.

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                         ANNUAL COMPENSATION                COMPENSATION AWARDS
                                                 ------------------------------------    -------------------------
                                                                         OTHER ANNUAL     RESTRICTED    SECURITIES    ALL OTHER
                                                                         COMPENSATION    STOCK AWARDS   UNDERLYING   COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)   BONUS($)       ($)(1)          ($)(2)      OPTIONS(#)       ($)
----------------------------------------  ----   ---------   --------    ------------    ------------   ----------   ------------
Lee S. Hillman (3)                        1997    375,000    125,000(4)   3,499,700(5)          --       125,000        19,704(6)
  President and Chief                     1996     34,000         --             --        721,875       150,000            --
  Executive Officer                       1995         --         --             --             --            --            --

John W. Dwyer (7)                         1997    225,000     75,000(4)   1,407,381(5)          --        45,000        12,204(6)
  Executive Vice President, Chief         1996    170,600         --             --        288,750        35,000            --
  Financial Officer and Treasurer         1995         --         --             --             --            --            --

Cary A. Gaan                              1997    225,000     45,000(4)   1,407,381(5)          --        15,000           954(6)
  Senior Vice President,                  1996    225,000     40,000             --        288,750        35,000        12,091
  Secretary and General Counsel           1995    225,000     70,000             --             --            --        40,263

Harold Morgan (8)                         1997    175,000     40,000(4)   1,407,381(5)          --        15,000         9,502(6)
  Senior Vice President,                  1996    158,100         --             --        288,750        35,000            --
  Human Resources                         1995         --         --             --             --            --            --

John H. Wildman                           1997    200,000     70,000(9)   1,407,381(5)          --        15,000            --
  Senior Vice President,                  1996    200,000     40,000             --        288,750        45,000            --
  Sales and Marketing                     1995    175,000     70,400             --             --            --            --

---------------

(1) Certain incidental personal benefits to executive officers of the Company may result from expenses incurred by the Company in the interest of attracting and retaining qualified personnel. These incidental personal benefits made available to the Named Executive Officers during 1997 are not described herein because the incremental cost to the Company of such benefits is below the Commission disclosure threshold.

(2) The number of shares of restricted stock awarded to Messrs. Hillman, Dwyer, Gaan, Morgan and Wildman during 1996 was 150,000, 60,000, 60,000, 60,000 and
    60,000, respectively. The value of such shares was determined by the closing price of the Common Stock at the date of grant. Restrictions on these shares generally lapsed based upon the market price of the Common Stock reaching certain targeted stock prices unless less than half of such shares awarded vested within two years after the date of grant, at which time a number of shares would vest so that the total number of vested shares equaled 50% of the original grants. In addition, a recipient of these restricted stock awards receives a cash payment from the Company upon the lapse of restrictions in an amount sufficient to insure that the recipient receives the Common Stock net of all taxes imposed upon the recipient because of the receipt of such Common Stock and cash payment.

(3) Mr. Hillman served as Executive Vice President and Treasurer of the Company through October 7, 1996, when he became President and Chief Executive Officer of the Company. For serving in such capacities, Mr. Hillman received
    (i) an annual base salary of $22,500 through December 18, 1996 pursuant to his former employment agreement with the Company and (ii) an annual base salary of $375,000 from December 19, 1996 through December 31, 1997 pursuant to an employment arrangement with the Company. In addition, Mr. Hillman served as Executive Vice President, Chief Financial Officer and Treasurer of Bally Entertainment Corporation ("Entertainment") until December 18, 1996, when Entertainment merged with and into Hilton Hotels Corporation. For serving in such capacities, Mr. Hillman received compensation from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996 and 1995. The compensation paid to Mr. Hillman by Entertainment for the years covered was for services rendered to Entertainment and all of its subsidiaries. The Company was a wholly owned subsidiary of Entertainment until Entertainment spun off the Company (the "Spin-off") to its stockholders on January 9, 1996.

(4) Represents 50% of the maximum bonus for 1997 for the Named Executive Officer under the Company's 1997 Bonus Plan, which was paid in March 1998. The remaining 50% is to be paid by March 15, 1999, subject to certain forfeiture provisions. See "1997 Bonus Plan."

(5) Represents amount paid by the Company to the Named Executive Officer for the tax gross-up upon the final vesting in August 1997 of the restricted stock awards described in Note (2) above.

(6) Represents amounts matched by the Company in connection with the Named Executive Officer's participation in the Company's savings plans.

(7) Mr. Dwyer also served as Vice President and Corporate Controller of Entertainment until December 18, 1996. For serving in such capacities, Mr. Dwyer received compensation from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996 and 1995. Pursuant to the Transitional Services Agreement with Entertainment, 75% of Mr. Dwyer's salary was allocated to the Company through December 18, 1996, at which time the Company began paying all of Mr. Dwyer's salary.

(8) Mr. Morgan also served as Vice President, Human Resources of Entertainment until December 18, 1996. For serving in such capacities, Mr. Morgan received compensation from Entertainment and was awarded non-qualified options to purchase shares of Entertainment common stock during 1996 and 1995. Pursuant to the Transitional Services Agreement with Entertainment, 90% of Mr. Morgan's salary was allocated to the Company through December 18, 1996, at which time the Company began paying all of Mr. Morgan's salary.

(9) Represents a $40,000 bonus earned in and paid to Mr. Wildman in 1997 and 50% ($30,000) of the maximum bonus for 1997 for Mr. Wildman under the Company's 1997 Bonus Plan, which was paid in March 1998. The remaining 50% is to be paid by March 15, 1999, subject to certain forfeiture provisions. See "1997 Bonus Plan."

EMPLOYMENT AGREEMENTS

     Mr. Hillman and the Company entered into an employment agreement effective as of January 1, 1998. The agreement is for a three-year term through December 31, 2000 and provides for a base salary of $450,000, participation in Company bonus plans and a bonus payable at the discretion of the Company. In the event a change in control of the Company occurs and Mr. Hillman is asked to leave the employ of the Company or, absent cause, Mr. Hillman elects to terminate his employment because he has been constructively terminated, Mr. Hillman will be entitled to receive a lump sum payment equal to 36 months base salary and two times the average of bonuses (other than for 1996), if any, paid to Mr. Hillman by the Company for the three prior years, and assignment of insurance policies and health protection plans provided by the Company. In addition, if any of these payments precipitate an excise tax, Mr. Hillman is entitled to be paid the amount of those excise taxes plus a tax gross-up payment with respect to the excise tax payment. If a change in control of the Company had occurred on April 30, 1998 and Mr. Hillman was subsequently asked to leave the employ of the Company or, absent cause, constructively terminated, Mr. Hillman would be entitled to a payment of $1,850,000 under his employment agreement. Additionally, if a change in control of the Company had occurred on April 30, 1998, Mr. Hillman could elect, at his option, to terminate his employment agreement and receive a lump sum of six months salary ($225,000). The employment agreement also provides that Mr. Hillman receive a demand registration right requiring the Company to file a shelf registration statement under the Securities Act of 1933, as amended, registering the 735,701 shares of Common Stock underlying the warrant held by Mr. Hillman.

     Mr. Dwyer, the Company and Entertainment entered into an employment agreement effective as of January 1, 1996 for an initial term of three years, after which the agreement will continue from year to year unless terminated by any party in his or its sole discretion on 90 days' notice given prior to the expiration of the term. Effective December 19, 1996, Entertainment's obligations under this employment agreement terminated. The agreement provides for an annual base salary of $225,000 and a bonus payable at the discretion of the Company.

     Mr. Gaan and the Company entered into an employment agreement effective as of March 20, 1997 for an initial term of three years, after which the agreement will continue from year to year unless terminated by either party in its discretion on six months' notice given prior to the expiration of the term. The agreement provides for a base salary of $225,000 per year and a bonus payable at the discretion of the Company. In the event of a change in control of the Company and Mr. Gaan were asked to leave the Company or, absent cause, Mr. Gaan elects to terminate his employment because he has been constructively terminated, Mr. Gaan will be paid a lump sum equal to 24 months base salary or an amount equal to his base salary for the balance of the three-year term, whichever is greater, and the greater of the average of the bonuses, if any, paid by the Company to Mr. Gaan for the three prior years and the bonus, if any, for the prior year. If a change in control of the Company had occurred on April 30, 1998 and Mr. Gaan was subsequently asked to leave the employ of the Company, Mr. Gaan would be entitled to a payment of $540,000 under his employment agreement.

     Mr. Morgan, the Company and Entertainment entered into an employment agreement effective as of January 1, 1996 for an initial term of three years, after which the agreement will continue from year to year unless terminated by any party in his or its sole discretion on 60 days' notice given prior to the expiration of the term. Effective December 19, 1996, Entertainment's obligations under this employment agreement terminated. The agreement provides for an annual base salary of $175,000 and a bonus payable at the discretion of the Company.

     Mr. Wildman and the Company entered into an employment agreement effective as of October 7, 1996 for an initial term of two years, after which the agreement will continue from year to year unless terminated by either party in his or its sole discretion on 60 days' notice given prior to the expiration of the term. The agreement provides for an annual base salary of $200,000 and a bonus payable at the discretion of the Company, which shall not be less than $40,000. In the event of a change in control of the Company and the successor in control, without cause, terminates the agreement, Mr. Wildman will be paid a lump sum equal to 12 months base salary or an amount equal to his base salary for the balance of the two-year term, whichever is greater, and the greater of the average of the bonuses, if any, paid by the Company to Mr. Wildman for the two prior years and the bonus, if any, for the prior year. For purposes of the agreement, if Mr. Wildman is constructively terminated by the successor in control, the successor in control shall be deemed to have terminated Mr. Wildman without cause. If a change in control of the Company had occurred on April 30, 1998 and Mr. Wildman was subsequently asked to leave the employ of the Company, Mr. Wildman would be entitled to a payment of $300,000 under his employment agreement.

MANAGEMENT RETIREMENT SAVINGS PLAN

     The Board of Directors has adopted the Bally Total Fitness Holding Corporation Management Retirement Savings Plan (the "Retirement Plan"). The Retirement Plan is a deferred compensation plan designed to permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment. The Retirement Plan is intended to be an unfunded "employee pension benefit plan" under the Employee Retirement Income Security Act of 1974, as amended, and is maintained by the Company. The Retirement Plan is not intended to be qualified under the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors, in its sole discretion, designates those members of management or highly compensated employees who are eligible to participate in the Retirement Plan.

     The amount of compensation that may be deferred is presently limited pursuant to a schedule based upon the age of the participant at the beginning of or during the compensation year. For participants who are less than 50 years of age, a maximum of 25% of compensation may be deferred; for those who are 50 to 54 years of age, a maximum of 50% of compensation may be deferred; for those who are 55 to 59 years of age, a maximum of 75% of compensation may be deferred; and for those participants who are 60 years of age or older, a maximum of 100% of compensation may be deferred. During 1997, the Company provides a matching contribution of 50% of the first 10% of eligible compensation the participant defers and 0% thereafter. Matching contributions are credited to a participant's matching account and become vested as follows: after one but less than two Years of Deferral (as defined) they become 33 1/3% vested, after two but less than three Years of Deferral they become 66 2/3% vested, and after more than three Years of Deferral they become fully vested. For this purpose, a "Year of Deferral" is credited with respect to a matching contribution for each completed calendar year commencing after the calendar year for which the matching contribution was made. A participant who separates from service will receive his benefits under the Retirement Plan in a lump sum. As soon as possible (but not later than five business days) after a change in control of the Company (as defined), all of the participants' accounts will become 100% vested.

     For 1997, the Company will contribute $387,332 to the accounts of all participants in the Retirement Plan, of which $48,411 is allocated to the accounts of all executive officers of the Company as a group. Named

Executive Officers receiving allocations are as follows: Mr. Hillman $18,750, Mr. Dwyer $11,250, and Mr. Morgan $8,548.

1997 BONUS PLAN

     In February 1997, the Compensation Committee of the Board of Directors adopted the Bally Total Fitness Holding Corporation 1997 Bonus Plan (the "Bonus Plan"). The purpose of the Bonus Plan is to provide an additional performance incentive for certain senior executive and area management of the Company for 1997, 1998 and 1999 (the "Plan Years"). The Compensation Committee, based upon the recommendation of the Company's management, determines those employees who participate in the Bonus Plan.

     Two pools of participants are designated, with Pool One limited to the Company's senior executive management and Pool Two limited to the Company's senior area management. The bonuses for each of the pools of participants are based on increases in the Company's earnings for a Plan Year before interest, taxes, depreciation and amortization ("EBITDA") from the immediately preceding year (without giving effect, for Plan Year 1997, to the restatement of the Company's 1996 consolidated financial statements). Pool One and Pool Two receive allocations of 10% and 6% of the EBITDA increases for a Plan Year, respectively. Each participant in a pool has a determined participation percentage of the amount allocated to the respective pool, which is based upon the participant's responsibilities and contributions for the Plan Year. The participation percentages are designated by the Compensation Committee and are awarded in a manner such that the sum of the participation percentages relating to each pool will not exceed 100% of that pool. Each participant's share of the bonus amount for a Plan Year will equal the individual's participation percentage for the Plan Year multiplied by the amount allocated to the respective pool for such Plan Year. The bonus amounts are payable by March 15th of the calendar year following the Plan Year as follows: Plan Year 1997 bonus -- 50% of the bonus for 1997 to be paid by March 15, 1998; Plan Year 1998 bonus -- 50% of the bonus for 1997 and 50% of the bonus for 1998 to be paid by March 15, 1999; and Plan Year 1999 bonus -- 50% of the bonus for 1998 and 100% of the bonus for 1999 to be paid by March 15, 2000; provided, however, if the Company's EBITDA for the year following a Plan Year does not equal or exceed the EBITDA for that Plan Year, any unpaid bonus relating to that Plan Year (the 50% to be paid in the second year following the Plan Year) is limited by a Carryover Maximum (as defined), and any excess of the unpaid bonus over the Carryover Maximum shall be forfeited. To the extent that the Company's federal income tax deduction for remuneration to a participant is limited by Section 162(m) of the Code, payments under the Bonus Plan are deferred (with interest) until Section 162(m) no longer limits the deduction.

     The determination of the participants and their participation percentages by the Compensation Committee remains in effect until participation ceases. A person ceases to be a participant immediately upon termination of employment with the Company for any reason whatsoever. A person who ceases to be a participant forfeits entitlement to future payments hereunder, other than amounts deferred because of the Section 162(m) limitation.

STOCK OPTION AND SAR GRANTS

     The following table sets forth certain information regarding options to purchase Common Stock granted to the Named Executive Officers during 1997.

                    OPTION/SAR(1) GRANTS IN LAST FISCAL YEAR

                                                       INDIVIDUAL GRANTS
                                    -------------------------------------------------------    POTENTIAL REALIZABLE
                                                     PERCENT OF                                  VALUE AT ASSUMED
                                      NUMBER OF        TOTAL                                   ANNUAL RATES OF STOCK
                                     SECURITIES       OPTIONS                                 PRICE APPRECIATION FOR
                                     UNDERLYING      GRANTED TO                                   OPTION TERM(3)
                                       OPTIONS      EMPLOYEES IN    EXERCISE     EXPIRATION   -----------------------
               NAME                 GRANTED(#)(2)   FISCAL YEAR    PRICE($/SH)      DATE        5%($)        10%($)
----------------------------------  -------------   ------------   -----------   ----------   ----------   ----------
Lee S. Hillman                         125,000          17.1        17.5625       11/21/07    1,380,620    3,498,763

John W. Dwyer                           20,000           2.7        12.00           8/6/07      150,935      382,498
                                        25,000           3.4        17.5625       11/21/07      276,124      699,753

Cary A. Gaan                            15,000           2.1        17.5625       11/21/07      165,674      419,852

Harold Morgan                           15,000           2.1        17.5625       11/21/07      165,674      419,852

John H. Wildman                         15,000           2.1        17.5625       11/21/07      165,674      419,852

---------------

(1)  There have been no SARs granted by the Company to date.

(2) One-third of the options granted may be exercised on the first anniversary of the date of grant, two-thirds after two years from the date of grant and 100% after three years from the date of grant. Each grant was made on the date which is ten years prior to the date of expiration set forth in the table.

(3) The potential realizable values represent future opportunity and have not been reduced to present value in 1997 dollars. The dollar amounts included in these columns are the result of calculations at assumed rates set by the Commission for illustration purposes. These rates are not intended to be a forecast of the Common Stock price and are not necessarily indicative of the values that may be realized by the Named Executive Officer. The potential realizable values are based on arbitrarily assumed annualized rates of stock price appreciation of 5% and 10% over the full ten-year term of the options. For example, in order for an individual named above who received options with an exercise price of $17.5625 per share to realize the potential values set forth in the 5% and 10% columns in the table above, the price per share of the Common Stock would have to be approximately $28.61 and $45.55, respectively.

STOCK OPTION AND SAR EXERCISES

     The following table sets forth certain information concerning exercises of stock options during 1997 by each of the Named Executive Officers and their stock options outstanding as of December 31, 1997.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                      FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                          NUMBER OF
                                                                          SECURITIES           VALUE OF
                                                                          UNDERLYING         UNEXERCISED
                                                                         UNEXERCISED         IN-THE-MONEY
                                                                           OPTIONS             OPTIONS
                                                                          AT FISCAL           AT FISCAL
                                                                         YEAR-END(#)        YEAR-END($)(2)
                                           SHARES                      ----------------    ----------------
                                         ACQUIRED ON       VALUE       EXERCISABLE(E)/     EXERCISABLE(E)/
                 NAME                    EXERCISE(#)    REALIZED($)    UNEXERCISABLE(U)    UNEXERCISABLE(U)
---------------------------------------  -----------    -----------    ----------------    ----------------
Lee S. Hillman                               --             --              50,000(E)           837,500(E)
                                                                           225,000(U)         2,214,063(U)

John W. Dwyer                                --             --              11,667(E)           207,089(E)
                                                                            68,333(U)           719,473(U)

Cary A. Gaan                                 --             --              11,667(E)           207,089(E)
                                                                            38,333(U)           478,848(U)

Harold Morgan                                --             --              11,667(E)           207,089(E)
                                                                            38,333(U)           478,848(U)

John H. Wildman                              --             --              15,000(E)           266,250(E)
                                                                            45,000(U)           597,188(U)

---------------

(1)  There have been no SARs granted by the Company to date.

(2) Value is based on the closing price of a share of Common Stock as of December 31, 1997 ($21.875) minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Company was a wholly owned subsidiary of Entertainment until the Spin-off in January 1996. Prior to the Spin-off and the formation of the Compensation Committee, the Company had entered into compensation arrangements with a number of its key executives. Following the Spin-off and considering the Company's situation at that time (historical losses and a need to improve cash flows), the Compensation Committee determined that compensation should be tied to increasing stockholder value and improving the Company's cash flows. Consequently, the Compensation Committee has made significant grants of stock awards and adopted the Bonus Plan, pursuant to which bonuses are granted based on improvements in the Company's cash flow. Most of the bonus compensation paid to key executives for 1997 was pursuant to the Bonus Plan. Allocation among the key executives of the amounts available under the Bonus Plan, including allocation to Lee S. Hillman, President and Chief Executive Officer of the Company, was based on the Compensation Committee's subjective evaluation of each executive's contribution to the Company during 1997. The prime factors considered were contribution toward accomplishing the Company's strategic plan, including improvement in the Company's financial position through the completion of an equity offering and debt restructurings, and contribution toward the Company's new initiatives and cost-cutting programs. The Compensation Committee felt that Mr. Hillman's contributions in these areas were substantial and, with the contributions of other key executives, were reflected in the price of the Common Stock.

     It was the Compensation Committee's view upon the Spin-off, and it remains the view of the Compensation Committee today, that the use of stock options and other stock awards aligns the interests of the Company's officers and other key employees with those of the Company's stockholders. The objective of these awards is to provide incentive to management to advance the long-term interests of the Company and its stockholders. Stock options and other stock awards produce value to management as the price of the Common Stock appreciates, thereby directly linking the interests of management with those of the Company's stockholders.

     The Compensation Committee believes that the cumulative total return to the Company's stockholders since January 9, 1996 (the date the Spin-off was completed), which is set forth in the performance graph that follows, supports the success of the Company's approach to compensation.

                                          Compensation Committee,

                                          Liza M. Walsh, Chairman
                                          Aubrey C. Lewis
                                          James F. Mc Anally, M.D.

                               PERFORMANCE GRAPH

                     Comparison of Cumulative Total Return
                    from January 9, 1996 to April 30, 1998*
           Bally Total Fitness Holding Corporation, S&P 500 Index and
             Russell 2000 Consumer Discretionary and Services Index

Measurement Dates                                      Bally            S&P 500         Russell 2000
1/9/96                                                  $100              $100            $100
12/31/96                                                 165               124             117
12/31/97                                                 455               165             142
4/30/98                                                  639               190             164

---------------

* Assumes $100 invested in Bally Total Fitness Holding Corporation Common Stock, the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index on January 9, 1996, the date the Spin-off was completed. Total return for the S&P 500 Index and the Russell 2000 Consumer Discretionary and Services Index assumes reinvestment of dividends; there were no dividends declared on Bally Total Fitness Holding Corporation Common Stock.

                          TRANSACTIONS WITH MANAGEMENT

     A partnership in which Mr. Goldberg is a 20% limited partner purchased a facility in February 1993 from the Federal Deposit Insurance Corporation and sold the facility in March 1998. The Company leases this facility for one of its fitness centers. The rent did not change as a result of these transfers pursuant to the lease for this facility. Rent is approximately $808,000 per year and is subject to 15% increases at five- and ten-year intervals. The proportionate share of the 1997 rent for Mr. Goldberg was approximately $162,000. The Company believes that the terms of this lease are at least as favorable to the Company as those which could be obtained from unrelated parties. During 1997, the Company paid approximately $815,000 for goods and services from a company which employed a relative of Mr. Hillman. Based on the Company's receipt of competitive bids for similar items, the Company believes that the terms of these arrangements are at least as favorable to the Company as those which could be obtained from unrelated parties.

                                    AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has approved the selection of Ernst & Young LLP as the Company's independent auditors for 1998. Representatives of Ernst & Young LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     In addition to the matters described above, there will be a brief presentation by the President and Chief Executive Officer and a general discussion period during which stockholders will have an opportunity to ask questions.

     Management knows of no other business to be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting or any adjournment thereof, the persons named as proxies will vote upon them in accordance with their best judgment.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company is required to identify any director, executive officer, beneficial owner of more than ten percent of the Common Stock or any other person subject to Section 16 of the Exchange Act that failed to file on a timely basis, as disclosed in their forms, reports required by Section 16(a) of the Exchange Act. Based on a review of forms submitted to the Company, the Company believes that during 1997 all such filing requirements were complied with by its directors and executive officers except for late filings of Form 4's for Mr. Morgan and Mr. Wildman for shares of Common Stock acquired in August 1997, and David M. Tolmie for shares of Common Stock sold in September 1997. Mr. Tolmie served as Senior Vice President, New Business Development of the Company through September 12, 1997, when he resigned as an officer and employee of the Company.

                            EXPENSE OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interviews by regular employees of the Company. The Company has retained MacKenzie Partners, Inc., 156 Fifth Avenue, New York, New York 10010, to assist in the soliciting of proxies and will pay that firm a fee of $6,500, plus out-of-pocket expenses for such services. The Company will also reimburse brokerage houses and others for forwarding proxy materials to beneficial owners of Common Stock.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     The Company expects to hold its next Annual Meeting of Stockholders before June 30, 1999. Accordingly, stockholder proposals for inclusion in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before February 1, 1999. Stockholder proposals should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                 ANNUAL REPORT

     A copy of the Company's 1997 Annual Report, which contains the consolidated financial statements of the Company, accompanies this Proxy Statement. The Company will provide without charge to any stockholder as of the Record Date who so requests in writing copies of its Form 10-K and Form 10-K/A and, if specifically requested, the exhibits thereto. Requests for such copies should be directed to Cary A. Gaan, Secretary, Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631.

                                          By Order of the Board of Directors,

                                          Cary A. Gaan, Secretary

Chicago, Illinois
May 12, 1998

                    PLEASE EXECUTE, DATE AND RETURN PROMPTLY
                         THE ENCLOSED PROXY CARD IN THE
                        POSTAGE-PAID ENVELOPE PROVIDED.

                                  [BALLY LOGO]

                    BALLY TOTAL FITNESS HOLDING CORPORATION
                           8700 WEST BRYN MAWR AVENUE
                            CHICAGO, ILLINOIS 60631

PROXY                                                                      PROXY

                    BALLY TOTAL FITNESS HOLDING CORPORATION
              8700 West Bryn Mawr Avenue, Chicago, Illinois 60631

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Lee S. Hillman and Cary A. Gaan, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of the undersigned at the Annual Meeting of Stockholders of Bally Total Fitness Holding Corporation (the "Company") to be held at 9:00 a.m. (local time) on June 11, 1998 at the Company's fitness center located at 25 Broadway (intersection of Broadway and Greenwich Street), New York, New York 10004 (the "Annual Meeting") or at any postponement or adjournment thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NUMBER (1).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBER (1). SEE REVERSE SIDE.


                                                   (Comments/Change of Address)

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------

                                                  ------------------------------
                                                  (If you have written in the
                                                  above space, please mark the
                                                  corresponding box on the
                                                  reverse side)

 ................................................................................

                *           FOLD AND DETACH HERE            *

              ENTRANCE PASS -- 1998 ANNUAL MEETING OF STOCKHOLDERS

              THIS IS AN ENTRANCE PASS FOR THE 1998 ANNUAL MEETING
          OF STOCKHOLDERS OF BALLY TOTAL FITNESS HOLDING CORPORATION.
   IN ORDER TO ATTEND THE ANNUAL MEETING, YOU MUST BRING THIS PASS WITH YOU.
                                              ----

                                              BALLY TOTAL FITNESS HOLDING CORPORATION
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

                                                      FOR   WITHHELD   FOR ALL
                                                      ALL      ALL     EXCEPT
1. Election of the following Class II director        / /      / /      / /            2. In their discretion on all other matters
   nominees for three-year terms expiring in 2001:                                        as may properly come before the Annual
     Lee S. Hillman                                                                       Meeting.
     James F. Mc Anally, M.D.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL
  THE ABOVE NOMINEES.

  -------------------------------------------------
  Nominee Exception

                                                            Comments/                Date:
                                                             Change                  ------------------------------------ , 1998
                                                               of
                                                             Address   / /
                                                                                     -------------------------------------------
                                                                                     Signature(s)

                                                                                     -------------------------------------------
                                                                                     Signature(s)

                                                                                     Note: Please sign as name
                                                                                     appears hereon. Joint owners
                                                                                     should each sign. When signing
                                                                                     as attorney, executor,
                                                                                     administrator, trustee, or
                                                                                     guardian, please give full
                                                                                     title as such.

 ...................................................................................................................................

                                           *           FOLD AND DETACH HERE            *

                            PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN PROMPTLY
                                      THIS PROXY FORM IN THE POSTAGE-PAID ENVELOPE PROVIDED.
